Exhibit 23 (d)(1)e
Investment Advisory Agreement Schedule A dated November 10, 2008

TRANSAMERICA SERIES TRUST
INVESTMENT ADVISORY AGREEMENT
Schedule A
EFFECTIVE AS OF: November 10, 2008

PORTFOLIO	PERCENTAGE OF AVERAGE DAILY NET ASSETS	EFFECTIVE DATE
Transamerica American Century Large Company Value VP	0.835% of the first $250 million of average daily net assets; 0.80% over $250 million up to $400 million; 0.775% over $400 million up to $750 million; 0.70% in excess of $750 million	March 1, 2001

Transamerica Asset Allocation — Conservative VP	0.10%	May 1, 2002

Transamerica Asset Allocation — Growth VP	0.10%	May 1, 2002

Transamerica Asset Allocation — Moderate Growth VP	0.10%	May 1, 2002

Transamerica Asset Allocation — Moderate VP	0.10%	May 1, 2002

Transamerica Balanced VP	0.80% of the first $250 million of average daily net assets; 0.75% over $250 million up to $500 million; 0.70% over $500 million up to $1.5 billion; 0.625% of average daily net assets over $1.5 billion	May 1, 2002

Transamerica BlackRock Large Cap Value VP	0.80% of first $250 million of average daily net assets; 0.775% over $250 million up to $750 million; 0.75% of average daily net assets over $750 million	January 1, 1997

Transamerica Capital Guardian Global VP	1.05% of the first $125 million of average daily net assets; 1.00% over $125 million up to $250 million; 0.90% over $250 million up to $400 million; 0.825% over $400 million up to $750 million; 0.80% over $750 million up to $1 billion; 0.75% over $1 billion up to $2 billion; 0.70% in excess of $2 billion	May 1, 2002

Transamerica Capital Guardian U.S. Equity VP	0.80% of the first $500 million of average daily net assets; 0.775% over $500 million up to $1 billion; 0.675% over $1 billion up to $2 billion; 0.65% of average daily net assets in excess of $2 billion	May 1, 2002

Transamerica Capital Guardian Value VP	0.80% of the first $500 million of average daily net assets; 0.775% over $500 million up to $1 billion; 0.65% over $1 billion up to $2 billion; 0.625% of average daily net assets in excess of $2 billion	May 1, 2002

Transamerica Clarion Global Real Estate Securities VP	0.80% of the first $250 million of average daily net assets; 0.775% over $250 million up to $500 million; 0.70% over $500 million up to $1 billion; 0.65% in excess of $1 billion	May 1, 1998

PORTFOLIO	PERCENTAGE OF AVERAGE DAILY NET ASSETS	EFFECTIVE DATE
Transamerica Convertible Securities VP	0.75% of the first $250 million of average daily net assets; 0.70% of average daily net assets in excess of $250 million	May 1, 2002

Transamerica Efficient Markets VP	0.42% of the first $50 million of average daily net assets; 0.40% over $50 million up to $250 million; 0.38% of average daily net assets in excess of $250 million	November 10, 2008

Transamerica Equity II VP	0.30%	December 30, 2003

Transamerica Equity VP	0.75% of the first $500 million of average daily net assets; 0.70% over $500 million up to $2.5 billion; 0.65% of average daily net assets in excess of $2.5 billion.	May 1, 2002

Transamerica Federated Market Opportunity VP	0.75% of the first $500 million; 0.675% over $500 million up to $750 million; 0.65% in excess of $750 million	January 1, 1997

Transamerica Growth Opportunities VP	0.80% of the first $250 million of average daily net assets; 0.75% over $250 million up to $500 million 0.70% of average daily net assets over $500 million	May 1, 2002

Transamerica Index 50 VP	0.32% of the first $50 million of average daily net assets; 0.30% over $50 million up to $250 million; 0.28% of average daily net assets in excess of $250 million	May 1, 2008

Transamerica Index 75 VP	0.32% of the first $50 million of average daily net assets; 0.30% over $50 million up to $250 million; 0.28% of average daily net assets in excess of $250 million	May 1, 2008

Transamerica International Moderate Growth VP	0.10%	May 1, 2006

Transamerica Jennison Growth VP	0.80% of the first $250 million of average daily net assets; 0.775% over $250 million up to $500 million; 0.70% over $500 million up to $1 billion; 0.675% over $1 billion up to $1.5 billion; 0.65% of average daily net assets in excess of $1.5 billion	May 1, 2002

Transamerica JPMorgan Core Bond VP	0.45% of the first $750 million; 0.40% over $750 million up to $1billion; 0.375% in excess of $1billion	January 1, 1998

Transamerica JPMorgan Enhanced Index VP	0.74% of the first $750 million of average daily net assets; 0.69% over $750 million up to $1 billion; 0.65% in excess of $1 billion	May 1, 2002

Transamerica JPMorgan Mid Cap Value VP	0.85% of the first $100 million of average daily net assets; 0.80% of average daily net assets over $100 million	May 1, 1999

Transamerica Legg Mason Partners All Cap VP	0.80% of the first $500 million of average daily net assets; 0.675% of average daily net assets in excess of $500 million	May 1, 1999

PORTFOLIO	PERCENTAGE OF AVERAGE DAILY NET ASSETS	EFFECTIVE DATE
Transamerica Marsico Growth VP	0.80% of the first $250 million of average daily net assets; 0.75% over $250 million up to $500 million; 0.70% over $500 million up to $1 billion; 0.60% of average daily net assets in excess of $1 billion	May 1, 1999

Transamerica MFS High Yield VP	0.725% of the first $250 million of average daily net assets; 0.715% over $250 million up to $500 million; 0.71% over $500 million up to $750 million; 0.68% over $750 million up to $1 billion; 0.67% of average daily net assets in excess of $1 billion	May 1, 2002

Transamerica MFS International Equity VP	0.925% of the first $250 million of average daily net assets; 0.90% over $250 million up to $500 million; 0.85% over $500 million up to $1 billion; 0.80% in excess of $1 billion	May 1, 2002

Transamerica Money Market VP	0.35%	May 1, 2002

Transamerica Munder Net50 VP	0.90%	May 1, 2001

Transamerica PIMCO Total Return VP	0.675% of the first $250 million of average daily net assets; 0.65% over $250 million up to $750 million; 0.60% of average daily net assets in excess of $750 million	May 1, 2002

Transamerica Science & Technology VP	0.78% of the first $500 million of average daily net assets; 0.70% in excess of $500 million	May 1, 2000

Transamerica Small/Mid Cap Value VP	0.80% of the first $500 million of average daily net assets; 0.75% of average daily net assets over $500 million	May 1, 2004

Transamerica T. Rowe Price Equity Income VP	0.75% of the first $250 million of average daily net assets; 0.74% over $250 million up to $500 million; 0.75% of average daily net assets in excess of $500 million	May 1, 2002

Transamerica T. Rowe Price Growth Stock VP	0.80% of the first $250 million of average daily net assets; 0.775% of average daily net assets in excess of $250 million	May 1, 2002

Transamerica T. Rowe Price Small Cap VP	0.75%	May 1, 1999

Transamerica Templeton Global VP	0.75% of the first $500 million of average daily net assets; 0.725% over $500 million up to $1.5 billion; 0.70% of average daily net assets over $1.5 billion	January 1, 1997

Transamerica Third Avenue Value VP	0.80%	January 1, 1998

Transamerica U.S. Government Securities VP	0.55%	May 1, 2002

Transamerica Value Balanced VP	0.75% of the first $500 million of average daily net assets; 0.65% over $500 million up to $1 billion; 0.60% of average daily net assets over $1 billion	January 1, 1997

PORTFOLIO	PERCENTAGE OF AVERAGE DAILY NET ASSETS	EFFECTIVE DATE
Transamerica Van Kampen Active International Allocation VP	0.85% of the first $250 million of average daily net assets; 0.80% of the average daily net assets over $250 million up to $1 billion; 0.775% of average daily net assets over $1 billion	May 1, 2002

Transamerica Van Kampen Large Cap Core VP	0.75% of the first $250 million of average daily net assets; 0.70% of average daily net assets over $250 million	May 1, 2002

Transamerica Van Kampen Mid-Cap Growth VP	0.80% of the first $1 billion of average daily net assets; 0.775% of average daily net assets over $1 billion	January 1, 1997